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                                                                     EXHIBIT 5.1


                                ALSTON & BIRD LLP
                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-7777
                                 www.alston.com



                                November 9, 2000

RARE Hospitality International, Inc.
8215 Roswell Road, Building 600
Atlanta, Georgia 30350

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to RARE Hospitality International, Inc., a Georgia corporation ("the Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), up to 1,223,250 shares (the "Shares") of the Company's Common Stock, no par value (the "Common Stock"), which may be issued by the Company upon (i) the exercise of non-qualified stock options evidenced by Non-Qualified Stock Option Agreements (the "Option Agreements") and (ii) the grant or exercise of awards made under the RARE Hospitality International, Inc. 1997 Long-Term Incentive Plan, as amended (the "Plan"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of the Commission's Regulation S-K.

         We have examined the Amended and Restated Articles of Incorporation of the Company, the Bylaws of the Company, as amended, records of proceedings of the Company's Board of Directors and confirmatory resolutions of the Stock Option Committee deemed by us to be relevant to this opinion letter, a form of the Option Agreements, a copy of the Plan and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

         This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for

1211 East Morehead Street    3605 Glenwood Avenue, Suite 310    601 Pennsylvania Avenue, N.W.
   P. O. Drawer 34009               P. O. Drawer 31107            North Building, 11th Floor
Charlotte, NC 28234-4009          Raleigh, NC 27622-1107          Washington, DC 20004-2601
      704-331-6000                     919-420-2200                      202-756-3300
    Fax: 704-334-2014               Fax: 919-420-2260                 Fax: 202-756-3333

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RARE Hospitality International, Inc.
November 9, 2000
Page 2

any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

         Our opinion set forth below is limited to the laws of the State of Georgia, and we do not express any opinion herein concerning any other laws.

         Based upon the foregoing, it is our opinion that the Shares to be issued pursuant to (i) the exercise of the Option Agreements and (ii) the grant or exercise of awards made under the Plan, are duly authorized and, when issued by the Company in accordance with the terms of the Option Agreements or the Plan, as the case may be, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                              ALSTON & BIRD LLP


                                              By: /s/ William H. Avery
                                                 -----------------------
                                                  Partner